                                                                   Exhibit 10.11

                               LICENSE AGREEMENT
                               -----------------

     THIS AGREEMENT, made and effective this 1st day of June, 1995, by and between

          BAPTIST MEDICAL CENTER OF OKLAHOMA, INC., a corporation of the State of Oklahoma, having its principal office and place of business at 3300 Northwest Expressway, Oklahoma City, Oklahoma 73112 (hereinafter referred to as "BAPTIST")


                                 and

          SYMPHONIX DEVICES, INC., a corporation of the State of California, having its principal office and place of business at 3047 Orchard Parkway, San Jose, California 95134 (hereinafter referred to as "LICENSEE").

     WITNESSETH THAT:

     WHEREAS, BAPTIST represents that it owns certain Patent Rights (hereinafter defined) relating to a magnetic transcutaneous mount for external device of an associated implant;

     WHEREAS, BAPTIST desires to grant to LICENSEE, under the terms, covenants, conditions and limitations hereinafter set forth, a non-exclusive license for a specific field under the Patent Rights; and

     WHEREAS, LICENSEE is desirous of taking such license under BAPTIST's Patent Rights under the terms, covenants, conditions and limitations hereinafter set forth;
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     NOW, THEREFORE,  in consideration of the mutual and reciprocal agreements and promises hereinafter set forth and for other good and valuable consideration, the parties hereto agree and have agreed as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement:

     (A) "Patent Rights" shall mean United States Patent No. Re.32,947 and, if any, any reissue or reexamination application filed on said United States Patent, any reissue or reexamined patent issuing thereon, and any extension of said United States Patent.

     (B) "Licensed Products" shall mean any article, apparatus, device or method claimed in the Patent Rights and used or usable in the field of implantable auditory prostheses for the mechanical stimulation of the middle ear and cochlea.

                                  ARTICLE II

                                   WARRANTY
                                   --------

     BAPTIST hereby warrants that it has the right to grant the license herein granted.

                                  ARTICLE III

                                     GRANT
                                     -----

     BAPTIST hereby grants to LICENSEE, subject to the terms, covenants, conditions and limitations set forth in this Agreement,
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a non-exclusive license to make, have made for it, use, lease and sell Licensed
Products under the Patent Rights. The non-exclusive license hereby granted is without any right to sublicense. BAPTIST retains all rights of enforcement of the Patent Rights.

                                  ARTICLE IV

                                 LICENSING FEE
                                 -------------

     At the time LICENSEE sends executed duplicate originals of this Agreement to BAPTIST for execution by BAPTIST, LICENSEE shall send with said executed duplicate originals payment to BAPTIST of Twenty Thousand Dollars ($20,000.00), to be kept in escrow by BAPTIST's attorneys until receipt by LICENSEE of a fully executed original of this Agreement. Upon receipt of the payment by BAPTIST, LICENSEE shall have a fully paid-up license, subject to the other terms of this Agreement.

                                   ARTICLE V

                             TERM AND TERMINATION
                             --------------------

     (A) This Agreement shall expire with the expiration of the last to expire of the patent(s) within the Patent Rights.

     (B) Upon default by either party hereto in the performance of any obligation hereunder to be performed by such party, the other party shall give notice in writing to the party in default specifying the thing or matter in default. Unless such default be cured within two (2) months following the giving of such notice, the party giving such notice may give further written notice to the other party terminating this Agreement; in such event, this Agreement shall terminate on the date specified in such further notice, which date shall be no earlier than two (2) months from the date of such further notice.

     (C) No expiration or termination of this Agreement shall relieve either party of any obligation accrued to the date of expiration or termination or relieve the party in default from liability for damages for breach of this Agreement. Waiver by either party of a single default or breach or a succession of defaults or breaches shall not deprive such party of any right to terminate this Agreement arising by reason of any subsequent default or breach.


                                  ARTICLE VI

                                PATENT MARKING
                                --------------

     LICENSEE agrees to use reasonable efforts to mark every Licensed Product made, or sold, or leased by it under this Agreement; the format of such marking shall be in accordance with the statutes of the United States relating to the marking of patented articles.


                                  ARTICLE VII

                                INDEMNIFICATION
                                ---------------

     LICENSEE agrees to defend, indemnify and hold harmless, and LICENSEE hereby does indemnify and hold harmless, BAPTIST against any and all claims of liability arising from the manufacture or use or sale or lease by LICENSEE of Licensed Products, excluding claims of liability for acts exclusively within the control of BAPTIST.

This indemnification shall survive expiration or termination of this Agreement.

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

     (A) This Agreement shall be construed in accordance with the laws of the State of Oklahoma.

     (B) The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity and enforceability of the remainder of this Agreement unless the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of the whole Agreement to either party.

     (C) This Agreement sets forth the entire agreement between the parties relating to the subject matter contained herein and may not be modified, amended or discharged except as expressly stated in this Agreement or by a written agreement signed by the parties hereto.

     (D) This Agreement is personal to the parties. This Agreement and the rights and obligations herein granted to and undertaken by LICENSEE shall not be assignable by act of LICENSEE or by operation of law. This Agreement and the rights and obligations herein granted to and undertaken by BAPTIST shall not be assignable by act of BAPTIST or by operation of law. The foregoing notwithstanding, this Agreement and any rights and powers created herein may be assigned with any assignment of the Patent Rights or with any transfer of either party's business or entire assets. This Agreement shall be binding upon and inure to the benefit of the parties hereto, LICENSEE's successors, trustee(s) or receiver(s) in bankruptcy, and permitted assigns, and BAPTIST's successors, trustee(s) or receiver(s) in bankruptcy and permitted assigns.

     (E) Nothing herein shall prohibit BAPTIST from granting other licenses under the Patent Rights.

     (F) The relationship between BAPTIST and LICENSEE is that of independent contractors. BAPTIST and LICENSEE are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties. BAPTIST shall have no power to bind or obligate LICENSEE in any manner, except as is expressly set forth in this Agreement. Likewise, LICENSEE shall have no power to bind or obligate BAPTIST in any manner, except as is expressly set forth in this Agreement.

     (G) Any matter or disagreement under this Agreement shall be resolved by arbitration submitted to a mutually selected single arbitrator to decide any such matter or disagreement. The arbitrator shall conduct the arbitration in accordance with the Rules of the American Arbitration Association, unless the parties agree otherwise. If the parties are unable to mutually select an arbitrator, the arbitrator shall be selected in accordance with the procedures of the American Arbitration Association. The decision and award rendered by the arbitrator shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration pursuant to this section shall be held in Oklahoma City, Oklahoma, or such other place as may be mutually agreed upon in writing by the parties.

     (H) Any and all communications required as provided for in this Agreement shall be in writing and sent by First Class mail, postage prepaid, and addressed to the last known address of the parties to be served therewith. Notice sent by Certified Mail - Return Receipt Requested shall be presumed to have been received. Any notice to be given to LICENSEE shall be addressed to:

          Symphonix Devices, Inc.
          3047 Orchard Parkway
          San Jose, California 95134

Any notice to be given to BAPTIST shall be addressed to:

          President
          Baptist Medical Center of Oklahoma, Inc.
          3300 Northwest Expressway
          Oklahoma City, Oklahoma 73112

Any change in address shall be promptly communicated in writing from either party to the other party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate effective as of the date and year first shown above.

                                             BAPTIST MEDICAL CENTER
                                               OF OKLAHOMA, INC.
                                             ("BAPTIST")

                                             By /s/ Thomas N. Lynn
                                               ----------------------------
Attest

/s/ Barbara Jones
----------------------

                                             SYMPHONIX DEVICES, INC.
                                             ("LICENSEE")

                                             BY /s/ Harry S. Robbins
                                               ---------------------------
                                                PRESIDENT
Attest:

/s/ Geoffrey R. Ball
---------------------------